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                                                                   Exhibit 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



The Board of Directors


AirGate PCS, Inc.:



We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement (No.


333-73270) on Form S-3 of AirGate PCS, Inc. and subsidiaries of our reports dated November 9, 2001, with respect to the consolidated balance sheets of AirGate PCS, Inc. and subsidiaries as of September 30, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years ended September 30, 2001 and 2000, and the nine months ended September 30, 1999, and the related financial statement schedule, which reports appear in the September 30, 2001, annual report on Form 10-K of AirGate PCS, Inc. and subsidiaries, and to the reference to our firm under the heading "Experts" in the Registration Statement.


                                                        /S/ KPMG LLP


                                          _____________________________________



Atlanta, Georgia


November 30, 2001